UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 19, 2018

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                 Other Events

On January 19, 2018, 2U, Inc. (the “Company”) entered into an agreement to purchase a perpetual source code license for the Learn.co platform from Flatiron School, Inc. (“Flatiron”), a wholly owned subsidiary of WeWork Companies, Inc. (together, “WeWork”), pursuant to a Software License Agreement (the “License Agreement”) entered into by and between the Company and WeWork. Under the terms of the License Agreement, the Company received a perpetual source code license to the Learn.co platform and agreed to pay a total license fee of $13,200,000 over time. In connection with the License Agreement, the Company and Flatiron also entered into an Integration Services Agreement, pursuant to which certain Flatiron employees will provide integration software development services to the Company for a total fee of $1,300,000 paid upon achievement of certain milestones.

A copy of the press release dated January 22, 2018 is attached as Exhibit 99.1 to this Report.

Item 9.01                                 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated January 22, 2018, “WeWork and 2U, Inc. Announce Strategic Partnership to Enhance the Future of Work and Learning.”

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated January 22, 2018, “WeWork and 2U, Inc. Announce Strategic Partnership to Enhance the Future of Work and Learning.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Matthew J. Norden
Name:	Matthew J. Norden
Title:	Co-General Counsel, Corporate and Securities

Date: January 22, 2018